Dear Name:

As we begin 2009, it’s appropriate to reflect on the difficult economic environment we are all experiencing. The financial markets and the broader economy are under tremendous stress. The U.S. Government has intervened in the markets at an unprecedented level. We’ve seen a continuing spiral of declining home prices, increasing mortgage foreclosures and a growing inventory of homes for sale. Many economists predict a lengthy and deep recession.

At the same time, the situation faced by many of our Midwest communities has been somewhat insulated from these economic trends. Many areas did not see the rapid rise in home prices and consequently have not seen a precipitous fall. But we know that the Midwest is not immune from national trends and we all need to be prepared for difficult economic times.

Just as economic conditions vary across the country, the 12 FHLBanks each are somewhat unique in their own situations and the challenges they face. In evaluating the FHLBanks, it is important to fully understand two accounting rules that affect each FHLBank’s reported financial performance.1 The first has been discussed for some time and the second is front and center in accounting debates today.

Statement of Financial Accounting Standards No. 133 (SFAS 133)

In effect since 2001, SFAS 133 requires that derivatives be marked to market, and that gains and losses from those marks be run through the income statement. FHLBank Topeka makes extensive use of derivatives to manage interest rate risk and to provide you low-cost funding. We do not use derivatives to speculate.

One example where we use derivatives is when the type of financial instrument the market desires to invest in is different from the type of advance a member wants to receive. Assume that the market seeks a long-term, fixed rate bond investment and the member seeks a variable rate advance. By entering into an interest rate swap, we can exchange the variable rate cash flow our member wants to pay for the fixed rate cash flow the owner of our bond wants to receive. While the cash flows are aligned, the mark-to-market for the interest rate swap can generate large gains or losses in each period the swap is outstanding. Depending on the accounting treatment of the asset or liability being hedged, the result can be a significant increase in the volatility of our earnings. While the swap produces periodic gains and losses, the value of the swap starts at zero and becomes zero again at maturity.

Notwithstanding the volatility in our earnings from SFAS 133 marks, we believe our risk is well-managed, and it is in the best interests of our members as well as our public mission to continue our use of derivatives. We recognize, however, that the temporary adverse operating results that can come from these marks can be unsettling.

Other than Temporary Impairment (OTTI)

Another area that is attracting significant attention are the accounting rules for securities maintained in a held-to-maturity portfolio. Accounting rules provide that an institution that has both the ability and intent to hold securities to maturity can account for the securities using historical cost. However, if the institution determines that the security is other-than-temporarily impaired (i.e., some portion of principal and/or interest payments will likely not be received), the institution must mark the security down to a “market” price. Continuing problems in the housing markets combined with a crisis of confidence in the investment community have resulted in a disruption in the private-label mortgage-backed securities (MBS) market. Very few private-label MBS trades are being done other than in distressed situations and at steeply discounted prices.

We strongly believe that the current market for residential MBS is broken and that the prices quoted bear little relation to any true credit concerns with the securities. While many have called for a change in the accounting rules, we have no assurance that any change will be forthcoming. Bottom line, if we determine that a security is other-than-temporarily impaired, we will write the security down to a “market value”, even though the resulting charge may be much greater than the calculated credit impairment. Provided the securities perform as we expect, we should recapture the loss as future payments of interest and principal are received.

FHLBank System

While each of the FHLBanks is similar in many respects, we do have some significant differences in our business models. Those differences can result in both SFAS 133 generated income volatility and OTTI charges varying significantly from one FHLBank to the next. You may find informative a recently released Moody’s Special Comment on the FHLBank System.2

Some FHLBanks have made announcements regarding future dividends and limits on stock repurchases. We understand and support FHLBanks taking actions they believe are necessary to prudently address their unique situations. Overall, we believe that the FHLBank System is well capitalized and able to weather the adverse economic conditions we are currently facing.

FHLBank Topeka

FHLBank Topeka is not exempt from accounting earnings volatility from the effects of SFAS 133 or OTTI charges. With respect to the potential for OTTI, we held $2.7 billion in private-label MBS in a held-to-maturity portfolio as of September 30, 2008, and our unrealized losses (difference between carrying cost and current “market” value) on that date were $194 million. While OTTI charges are possible in the future, we expect that those charges will be a small fraction of the unrealized loss on the portfolio we reported as of September 30, 2008. We do not anticipate that income volatility from SFAS 133 or potential OTTI charges will have a material impact on the Bank’s ability to provide competitively priced advances and pay a reasonable dividend to members.

On behalf of every employee of FHLBank Topeka, I sincerely appreciate your patronage and continuing support, and I wish you much success in 2009.

Andrew J. Jetter
President and CEO
FHLBank Topeka

1.	Please see our most recent quarterly report filed with the SEC for detailed information on our use of and accounting for derivatives as well as our MBS portfolio accounting.

2.	FHLBank Topeka does not adopt or endorse the information provided in the Moody’s report.

The information contained in this letter contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “will,” or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; effects of SFAS 133 accounting treatment, OTTI accounting treatment and other accounting rule requirements; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.

All forward-looking statements contained in this letter are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertakes publicly to update, revise or correct any forward-looking statement for any reason.